Exhibit 99.1 News For Immediate Release

Black Stone Minerals, L.P. Reports First Quarter Results

HOUSTON - (BUSINESS WIRE) - Black Stone Minerals, L.P. (NYSE: BSM) ("Black Stone Minerals," "Black Stone," or "the Partnership") today announces its financial and operating results for the first quarter of 2019.

Highlights

•	Reported production of 46.8 Mboe/d for the first quarter of 2019.

•	Reported oil and natural gas revenues of $119.3 million, lease bonus and other income of $5.6 million, and net income of $9.0 million for the quarter.

•	Generated Adjusted EBITDA of $94.9 million.

•	Reported distributable cash flow of $81.7 million, resulting in distribution coverage for all common and subordinated units of 1.1x at the current distribution level.

•
Previously announced distributions to common and subordinated units attributable to the first quarter of 2019 of $0.37 per unit or $1.48 annualized. Subordinated units will convert into common units on a one-for-one basis following the payment of the distribution on May 23, 2019.

•	Acquired $20.9 million in mineral and royalty assets in the Haynesville formation and the Delaware Basin for cash and equity during the first quarter.

Management Commentary

Thomas L. Carter, Jr., Black Stone Minerals’ Chief Executive Officer and Chairman, commented, "Over the last several years, new activity on our legacy asset base combined with our active acquisition program has resulted in significant growth in production and cash flows. That growth has allowed us to provide consistent increases in the cash we return to our unitholders since our IPO in 2015. With the distribution we will pay later this month, the subordinated units will convert into common units, resulting in a simpler capital structure and potentially greater trading liquidity. The fundamentals of our business remain strong, and we are well positioned with a strong balance sheet to take advantage of acquisition opportunities."

Quarterly Financial and Operating Results

Production

Black Stone reported average production of 46.8 MBoe/d (72% mineral and royalty, 74% natural gas) for the first quarter of 2019. This represents a 10% increase over average production of 42.4 MBoe/d for the corresponding period in 2018 and a decrease of 6% from the fourth quarter of 2018. The majority of the decrease from the prior quarter is attributable to certain adjustments to year-end receivable balances, which negatively impacted first quarter reported production by approximately 2.0 MBoe/d and reduced reported net income for the first quarter by approximately $5.6 million.

Realized Prices, Revenues, and Net Income

The Partnership’s average realized price per Boe, excluding the effect of derivative settlements, was $28.34 for the quarter ended March 31, 2019. This represents a 17% decrease from the preceding quarter and reflects lower commodity prices as well as slightly wider differentials in the current quarter. Realized prices in the first quarter of 2019 were 14% lower than the $33.10 per Boe reported for the quarter ended March 31, 2018.

Black Stone reported oil and gas revenues of $119.3 million (48% oil and condensate, 52% natural gas) for the first quarter of 2019, a decrease from $155.4 million in the fourth quarter of 2018. This decrease in oil and gas revenue was driven primarily by lower realized pricing during the quarter as well as lower reported production volumes. Oil and gas revenue in the first quarter of 2018 was $126.2 million.

The Partnership recognized a loss on commodity derivative instruments of $41.2 million in the first quarter of 2019, composed of $1.7 million in receipts from counterparties for settlements and a $42.9 million unrealized loss that reflects the change in value of the Partnership’s derivative positions during the quarter. Black Stone reported a net gain of $83.0 million and a net loss of $16.3 million on commodity derivative instruments for the quarters ended December 31, 2018 and March 31, 2018, respectively.

Black Stone recognized $5.6 million in lease bonus and other income in the first quarter of 2019, led by leasing activity focused on the Austin Chalk/Woodbine play. The Partnership reported $7.6 million and $4.6 million in lease bonus and other income for the fourth quarter of 2018 and first quarter of 2018, respectively.

The Partnership reported net income of $9.0 million, which includes the non-cash derivative loss described above, for the quarter ended March 31, 2019, compared to net income of $164.1 million in the preceding quarter. Net income for the first quarter of 2018 was $42.0 million.

Adjusted EBITDA and Distributable Cash Flow

Black Stone reported Adjusted EBITDA of $94.9 million for the first quarter of 2019, compared to $110.0 million in the fourth quarter of 2018 and $95.0 million for the corresponding quarter in 2018. Distributable cash flow for the first quarter of 2019 was $81.7 million, a decrease from $96.7 million and $83.4 million in the fourth quarter of 2018 and first quarter of 2018, respectively.

Financial Position and Activities

As of March 31, 2019, the Partnership had $4.2 million in cash and $435.0 million outstanding under its credit facility.

As of May 3, 2019, the Partnership had $395.0 million outstanding under the credit facility and $7.8 million in cash, providing over $285 million in available liquidity. Black Stone Minerals is in compliance with all financial covenants associated with its credit facility.

During the first quarter of 2019, there was no activity under either the Partnership's at-the-market offering program or the approved common unit repurchase program.

Hedge Position

Black Stone has commodity derivative contracts in place covering portions of its anticipated production for the remainder of 2019 and 2020. The Partnership's current hedge position is summarized in the following tables:

Oil Hedge Position
	Oil Swap	Oil Swap Price	Oil Costless Collars	Collar Floor	Collar Ceiling
	MBbl	$/Bbl	MBbl	$/Bbl	$/Bbl
2Q19	855	$58.72	60	$65.00	$74.00
3Q19	855	$58.37	60	$65.00	$74.00
4Q19	855	$58.37	60	$65.00	$74.00
1Q20	270	$57.87	210	$56.43	$67.14
2Q20	270	$57.87	210	$56.43	$67.14
3Q20	270	$57.87	210	$56.43	$67.14
4Q20	270	$57.87	210	$56.43	$67.14

Natural Gas Hedge Position
	Gas Swap	Gas Swap
	MMcf	$/Mcf
2Q19	14,520	$2.96
3Q19	14,640	$2.96
4Q19	14,640	$2.96
1Q20	6,370	$2.72
2Q20	6,370	$2.72
3Q20	6,440	$2.72
4Q20	6,440	$2.72

More detailed information about the Partnership's existing hedging program can be found in the Quarterly Report on Form 10-Q for the first quarter of 2019, which is expected to be filed on May 7, 2019.

Acquisitions

Black Stone acquired $20.9 million of properties in the first quarter of 2019. The vast majority of these acquisitions were purchased with cash, with the balance acquired by issuing equity directly to the seller. Approximately 60% of the acquisitions made during the quarter related to further consolidation of positions targeting the Haynesville and Bossier program in East Texas, with additions in the Delaware Basin comprising the remainder of the acquisition program for the quarter.

Distributions and Conversion of Subordinated Units

As previously reported, the Board of Directors of the general partner (the "Board") has approved cash distributions attributable to the first quarter of 2019 of $0.37 per unit for both common and subordinated units. This represents a quarterly distribution coverage ratio of approximately 1.1x for all units. Distributions will be payable on May 23, 2019 to unitholders of record on May 16, 2019. The payment of the distribution attributable to the first quarter of 2019 will result in the conversion of the subordinated units into common units on a one-for-one basis on May 24, 2019. Detail on the conversion process was provided in the Partnership's April 25, 2019 press release which can be found in the "Investors" section of Black Stone Minerals' website (www.blackstoneminerals.com).

Conference Call

Black Stone Minerals will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2019 on Tuesday, May 7, 2019 at 9:00 a.m. Central Time. To join the call, participants should dial (877) 447-4732 and use conference code 8405318. A live broadcast of the call will also be available at http://investor.blackstoneminerals.com. A recording of the conference call will be available at that site through June 6, 2019.

About Black Stone Minerals, L.P.

Black Stone Minerals is one of the largest owners of oil and natural gas mineral interests in the United States. The Partnership owns mineral interests and royalty interests in 41 states in the continental United States.  The Partnership expects that its large, diversified asset base and long-lived, non-cost-bearing mineral and royalty interests will result in production and reserve growth, as well as increasing quarterly distributions to its unitholders.

Forward-Looking Statements

This news release includes forward-looking statements. All statements, other than statements of historical facts, included in this news release that address activities, events, or developments that the Partnership expects, believes, or anticipates will or may occur in the future are forward-looking statements. Terminology such as "will," "may," "should," "expect," "anticipate," "plan," "project," "intend," "estimate," "believe," "target," "continue," "potential," the negative of such terms, or other comparable terminology often identify forward-looking statements. Except as required by law, Black Stone Minerals undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by these cautionary statements. These forward-looking statements involve risks and uncertainties, many of which are beyond the control of Black Stone Minerals, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the Partnership’s ability to execute its business strategies;

•	the volatility of realized oil and natural gas prices;

•	the level of production on the Partnership’s properties;

•	regional supply and demand factors, delays, or interruptions of production;

•	the Partnership’s ability to replace its oil and natural gas reserves; and

•	the Partnership’s ability to identify, complete, and integrate acquisitions.
For an important discussion of risks and uncertainties that may impact our operations, see our annual and quarterly filings with the Securities and Exchange Commission, which are available on our website.

Information for Non-U.S. Investors

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Although a portion of Black Stone Minerals’ income may not be effectively connected income and may be subject to alternative withholding procedures, brokers and nominees should treat 100% of Black Stone Minerals’ distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Black Stone Minerals’ distributions to non-U.S. investors are subject to federal income tax withholding at the highest marginal rate, currently 37.0% for individuals.

Black Stone Minerals, L.P. Contact

Brent Collins
Vice President, Investor Relations
Telephone: (713) 445-3200
investorrelations@blackstoneminerals.com

BLACK STONE MINERALS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per unit amounts)

	Three Months Ended March 31,
	2019	2018

REVENUE
Oil and condensate sales	$57,704	$72,983
Natural gas and natural gas liquids sales	61,640	53,245
Lease bonus and other income	5,645	4,599
Revenue from contracts with customers	124,989	130,827
Gain (loss) on commodity derivative instruments	(41,183)	(16,333)
TOTAL REVENUE	83,806	114,494
OPERATING (INCOME) EXPENSE
Lease operating expense	5,292	4,248
Production costs and ad valorem taxes	14,592	14,925
Exploration expense	4	3
Depreciation, depletion, and amortization	27,833	28,570
General and administrative	21,214	18,521
Accretion of asset retirement obligations	277	269
(Gain) loss on sale of assets, net	—	(2)
TOTAL OPERATING EXPENSE	69,212	66,534
INCOME (LOSS) FROM OPERATIONS	14,594	47,960
OTHER INCOME (EXPENSE)
Interest and investment income	46	33
Interest expense	(5,525)	(4,521)
Other income (expense)	(98)	(1,515)
TOTAL OTHER EXPENSE	(5,577)	(6,003)
NET INCOME (LOSS)	9,017	41,957
Net (income) loss attributable to noncontrolling interests	—	(27)
Distributions on Series A redeemable preferred units	—	(25)
Distributions on Series B cumulative convertible preferred units	(5,250)	(5,250)
NET INCOME (LOSS) ATTRIBUTABLE TO THE GENERAL PARTNER AND COMMON AND SUBORDINATED UNITS	$3,767	$36,655
ALLOCATION OF NET INCOME (LOSS):
General partner interest	$—	$—
Common units	1,905	24,329
Subordinated units	1,862	12,326
	$3,767	$36,655
NET INCOME (LOSS) ATTRIBUTABLE TO LIMITED PARTNERS PER COMMON AND SUBORDINATED UNIT:
Per common unit (basic)	$0.02	$0.23
Weighted average common units outstanding (basic)	109,420	103,774
Per subordinated unit (basic)	$0.02	$0.13
Weighted average subordinated units outstanding (basic)	96,329	95,395
Per common unit (diluted)	$0.02	$0.23
Weighted average common units outstanding (diluted)	110,035	103,838
Per subordinated unit (diluted)	$0.02	$0.13
Weighted average subordinated units outstanding (diluted)	96,329	95,395

The following table shows the Partnership’s production, revenues, pricing, and expenses for the periods presented:

	Three Months Ended March 31,
	2019	2018

	(Unaudited) (Dollars in thousands, except for realized prices and per Boe data)
Production:
Oil and condensate (MBbls)	1,108	1,190
Natural gas (MMcf)[1]	18,615	15,742
Equivalents (MBoe)	4,211	3,814
Equivalents/day (MBoe)	46.8	42.4
Revenue:
Oil and condensate sales	$57,704	$72,983
Natural gas and natural gas liquids sales[1]	61,640	53,245
Lease bonus and other income	5,645	4,599
Revenue from contracts with customers	124,989	130,827
Gain (loss) on commodity derivative instruments	(41,183)	(16,333)
Total revenue	$83,806	$114,494
Realized prices, without derivatives:
Oil and condensate ($/Bbl)	$52.08	$61.33
Natural gas ($/Mcf)[1]	3.31	3.38
Equivalents ($/Boe)	$28.34	$33.10
Operating expenses:
Lease operating expense	$5,292	$4,248
Production costs and ad valorem taxes	14,592	14,925
Exploration expense	4	3
Depreciation, depletion, and amortization	27,833	28,570
General and administrative	21,214	18,521
Per Boe:
Lease operating expense (per working interest Boe)	$4.41	$3.38
Production costs and ad valorem taxes	3.47	3.91
Depreciation, depletion, and amortization	6.61	7.49
General and administrative	5.04	4.86

[1]
As a mineral-and-royalty-interest owner, Black Stone Minerals is often provided insufficient and inconsistent data on natural gas liquid ("NGL") volumes by its operators. As a result, the Partnership is unable to reliably determine the total volumes of NGLs associated with the production of natural gas on its acreage. Accordingly, no NGL volumes are included in our reported production; however, revenue attributable to NGLs is included in natural gas revenue and the calculation of realized prices for natural gas.

Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are supplemental non-GAAP financial measures used by our management and external users of our financial statements such as investors, research analysts, and others, to assess the financial performance of our assets and our ability to sustain distributions over the long term without regard to financing methods, capital structure, or historical cost basis.
We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation, depletion, and amortization adjusted for impairment of oil and natural gas properties, accretion of asset retirement obligations, unrealized gains and losses on commodity derivative instruments, and non-cash equity-based compensation. We define distributable cash flow as Adjusted EBITDA plus or minus amounts for certain non-cash operating activities, estimated replacement capital expenditures, cash interest expense, and distributions to noncontrolling interests and preferred unitholders.
Adjusted EBITDA and distributable cash flow should not be considered an alternative to, or more meaningful than, net income (loss), income (loss) from operations, cash flows from operating activities, or any other measure of financial performance presented in accordance with generally accepted accounting principles (“GAAP”) in the United States as measures of our financial performance.
Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income (loss), the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA and distributable cash flow may differ from computations of similarly titled measures of other companies.

	Three Months Ended March 31,
	2019	2018

	(Unaudited) (In thousands, except per unit amounts)
Net income (loss)	$9,017	$41,957
Adjustments to reconcile to Adjusted EBITDA:
Depreciation, depletion, and amortization	27,833	28,570
Interest expense	5,525	4,521
Income tax expense	131	1,507
Accretion of asset retirement obligations	277	269
Equity–based compensation	9,223	6,226
Unrealized (gain) loss on commodity derivative instruments	42,926	11,958
Adjusted EBITDA	94,932	95,008
Adjustments to reconcile to distributable cash flow:
Change in deferred revenue	(3)	1,303
Cash interest expense	(5,269)	(4,316)
(Gain) loss on sale of assets, net	—	(2)
Estimated replacement capital expenditures[1]	(2,750)	(3,250)
Cash paid to noncontrolling interests	—	(52)
Preferred unit distributions	(5,250)	(5,275)
Distributable cash flow	$81,660	$83,416

Total units outstanding[2]	205,712	201,578
Distributable cash flow per unit	$0.397	$0.414
Common unit price as of May 3, 2019	$18.14
Implied distributable cash flow yield	8.8%

[1]
On June 8, 2017, the Board approved a replacement capital expenditure estimate of $13.0 million for the period of April 1, 2017 to March 31, 2018. On April 27, 2018, the Board approved a replacement capital expenditure estimate of $11.0 million for the period of April 1, 2018 to March 31, 2019.

[2]
The distribution attributable to the three months ended March 31, 2019 is estimated using 109,382,957 common units and 96,328,836 subordinated units as of April 30, 2019; the exact amount of the distribution attributable to the three months ended March 31, 2019 will be determined based on units outstanding as of the record date of May 16, 2019. Distributions attributable to the three months ended March 31, 2018 were calculated using 105,249,131 common units and 96,328,836 subordinated units as of the record date of May 17, 2018.